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                                                                   EXHIBIT 23.02


The Board of Directors
Ocular Sciences, Inc.:

     We consent to the use of our reports, dated February 14, 1997 except as to Notes 1 and 16 of the Notes to the Consolidated Financial Statements which are as of July 14, 1997, included herein and to the reference to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

                                                           KPMG Peat Marwick LLP


July 31, 1997

San Francisco, California